SECURITY AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                      FORM  8-K


                                    Current Report
         Pursuant to Section 13 or 15(d) of the Security Exchange Act of 1934

           Date of  Report (Date of earliest event reported): June 2, 1998



                                    AVX Corporation

                                        Delaware
                   (state or other jurisdiction of incorporation)



       1-10431                                   33-0379007
	(Commission File No.)              (I.R.S. Employer Identification No.)

                                 801 17th Avenue South
                          Myrtle Beach, South Carolina 29577
                         (Address Principle Executive Offices)


         REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (843) 448-9411


                                       N.A.

            (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)















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ITEM 2. Acquisition and Disposition of  Assets.

On June 2, 1998, AVX Corporation completed the acquisition of the Passive Component business ("TPC") of Thomson-CSF for approximately $75 million, including the assumption of debt. The assets were acquired through the use of cash. The businesses include film capacitors, ferrites, high energy and high voltage power capacitors, ceramic capacitors, varistors and non-linear resistors. Annual sales for last year for these businesses were approximately $135 million. The operations to be purchased by AVX include plants in Malaysia, Taiwan, Brazil and France.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
    	(a) Financial Statements of Business acquired.
None.

    	(b) Pro Forma Financial Information
None.

    	(c) Exhibits
	    99.0    Press Release, dated June 3, 1998 relating to the acquisition of
                   Thomson CSF's Passive Component business.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on his behalf by the undersigned hereunto duly authorized.


		AVX Corporation

		by:  /s/    DONALD B. CHRISTIANSEN
         ---------------------------
                          Donald B. Christiansen
           Chief Financial Officer, Senior Vice President and Treasurer
		Date: June 9, 1998